UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):December 20, 2011

SAMSON OIL & GAS LIMITED
(Exact name of registrant as specified in its charter)

Australia	001-33578	N/A
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Level 36, Exchange Plaza, 2 The Esplanade Perth, Western Australia 6000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  011 61 8 9220 9830

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)             On December 20, 2011, the Company’s Managing Director, President and Chief Executive Officer Terence M. Barr’s employment agreement was amended to (i) remove all provisions relating to severance payable in connection with a change in control of the Company, and (ii) provide that if the Company gives Mr. Barr less than 12 months prior written notice of the date of termination without cause, then the Company will pay Mr. Barr severance payment equal to his total salary for the difference between the required 12 months notice and the actual notice given by the Company.  The pre-amended employment agreement provided for a 90 day notice period and severance payment equal to his total salary for the difference between the required 90 days notice and the actual notice given by the Company.

The amendments to remove provisions relating to change in control severance payments were made in order to ensure that the Company remains in full compliance with the listing requirements of the Australian Securities Exchange (ASX).

ITEM 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Amendment to Employment Agreement with Terence M. Barr, dated December 20, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2011

SAMSON OIL & GAS LIMITED

	By:	/s/ Robyn Lamont
Robyn Lamont
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Employment Agreement with Terence M. Barr, dated December 20, 2011.